Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES FIRST QUARTER 2009 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 2Q09 AND CONFERENCE CALL

VANCOUVER, WASHINGTON, April 28, 2009 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today a net loss of $3.2 million for the first quarter ended March 31, 2009, a decline of $3.3 million from net income of $91,000 for the first quarter of 2008. Diluted loss per share for the 2009 first quarter was $.30, as compared to diluted earnings per share of $.01 for the same quarter a year ago.

Net revenues for the first quarter ended March 31, 2009 totaled $51.1 million, a decrease of approximately $15.1 million or 22.8% from the $66.2 million for the same quarter in 2008.

	(Unaudited)
($ in thousands, except per share amounts)	First Quarter Ended
	March 31,
Results of Operations	2009	2008
Revenues:
Staffing services	$24,042	$35,819
Professional employer service fees	27,030	30,375
Total revenues	51,072	66,194
Cost of revenues:
Direct payroll costs	18,069	26,383
Payroll taxes and benefits	22,627	24,445
Workers’ compensation	6,687	6,804
Total cost of revenues	47,383	57,632
Gross margin	3,689	8,562
Selling, general and administrative expenses	8,040	8,669
Depreciation and amortization	386	376
Loss from operations	(4,737)	(483)
Other income, net	115	626
(Loss) income before taxes	(4,622)	143
(Benefit from) provision for income taxes	(1,448)	52
Net (loss) income	$(3,174)	$91
Basic (loss) earnings per share	$(.30)	$.01
Weighted average basic shares outstanding	10,497	11,087
Diluted (loss) earnings per share	$(.30)	$.01
Weighted average diluted shares outstanding	10,497	11,423

Barrett Business Services, Inc.

News Release – First Quarter 2009

April 28, 2009

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)
	First Quarter Ended
(in thousands)	March 31,
	2009	2008
Revenues:
Staffing services	$24,042	$35,819
Professional employer services	203,825	223,761
Total revenues	227,867	259,580
Cost of revenues:
Direct payroll costs	193,556	217,853
Payroll taxes and benefits	22,627	24,445
Workers’ compensation	7,995	8,720
Total cost of revenues	224,178	251,018
Gross margin	$3,689	$8,562

Gross revenues of $227.9 million for the first quarter ended March 31, 2009 declined 12.2% from the similar period in 2008.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the first quarters ended March 31, 2009 and 2008:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2009	2008	2009	2008	2009	2007
Revenues:
Staffing services	$24,042	$35,819	$—	$—	$24,042	$35,819
Professional
employer services	203,825	223,761	(176,795)	(193,386)	27,030	30,375
Total revenues	$227,867	$259,580	$(176,795)	$(193,386)	$51,072	$66,194
Cost of revenues	$224,178	$251,018	$(176,795)	$(193,386)	$47,383	$57,632

Barrett Business Services, Inc.

News Release – First Quarter 2009

April 28, 2009

            The following summarizes the unaudited consolidated balance sheets at March 31, 2009 and December 31, 2008.

	March 31,	December 31,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$45,139	$42,214
Marketable securities	11,828	17,968
Trade accounts receivable, net	36,379	34,389
Prepaid expenses and other	2,740	1,440
Deferred income taxes	2,373	2,373
Workers’ compensation receivables for insured claims	225	225
Total current assets	98,684	98,609
Marketable securities	429	427
Goodwill, net	47,338	47,338
Property, equipment and software, net	15,490	15,503
Restricted marketable securities and workers’ compensation deposits	3,132	2,701
Other assets	1,641	1,645
Workers’ compensation receivables for insured claims	3,675	3,837
	$170,389	$170,060

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,206	$881
Accrued payroll, payroll taxes and related benefits	39,665	32,296
Other accrued liabilities	675	902
Workers’ compensation claims liabilities	7,891	7,186
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,515	4,626
Total current liabilities	54,177	46,116
Customer deposits	648	706
Long-term workers’ compensation claims liabilities	5,227	5,235
Long-term workers’ compensation liabilities for insured claims	2,396	2,438
Deferred income taxes	2,946	4,394
Deferred gain on sale and leaseback	518	549
Stockholders’ equity	104,477	110,622
	$170,389	$170,060

Outlook for Second Quarter 2009

The Company also disclosed today limited financial guidance with respect to its operating results for the second quarter ending June 30, 2009. The Company expects gross revenues for the second quarter of 2009 to range from $235 million to $240 million, as compared to $269.5 million for the second quarter of 2008, and anticipates diluted earnings per share for the second quarter of 2009 to range from a loss of $.03 per share to earnings of $.03 per share, as compared to diluted earnings per share of $.29 for the same period a year ago. A reconciliation of estimated gross revenues to

Barrett Business Services, Inc.

News Release – First Quarter 2009

April 28, 2009

estimated GAAP net revenues for the second quarter of 2009 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Conference Call

On April 29 at 9:00 a.m. Pacific Time, William W. Sherertz, Michael L. Elich and James D. Miller will host an investor telephone conference call to discuss first quarter 2009 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 96414376. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Wednesday, April 29, 2009 at 12:00 p.m. PT and ending on Wednesday, May 6, 2009. To listen to the recording, dial (800) 642-1687 and enter conference identification code 96414376.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2009, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2008 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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